Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Brad Pedersen

CEO, President, and Director

Phone: 973-602-1001

BREEZE-EASTERN REPORTS FISCAL 2013 SECOND QUARTER

AND FIRST HALF RESULTS

Whippany, New Jersey – November 1, 2012 – Breeze-Eastern Corporation (NYSE MKT: BZC) today reported its fiscal 2013 second quarter financial results.

•	Net sales: $23.4 million, up 31% versus $17.9 million for fiscal 2012 second quarter.

•	Net income: $2.0 million, or $0.21 per diluted share, versus net income of $1.1 million, or $0.12 per diluted share, for the same period last year.

•	Adjusted EBITDA, (as described under “Non-GAAP Financial Measures” in this press release): $3.9 million versus $2.4 million in the second quarter of fiscal 2012.

•	Debt: zero versus $10.7 million a year ago.

•	Bookings: $30.6 million versus $15.6 million in the fiscal 2012 second quarter. The book-to-bill ratio for the fiscal 2013 second quarter was 1.3 versus 0.9 in the fiscal 2012 second quarter.

For the fiscal 2013 first six months, the financial results follow.

•	Net sales: $37.8 million, up 5% over $36.1 million for the fiscal 2012 first six months.

•	Net income: $1.2 million, or $0.13 per diluted share, versus net income of $1.7 million, or $0.18 per diluted share, for the first six months of fiscal 2012.

•	Adjusted EBITDA: $3.1 million versus $4.0 million in the fiscal 2012 first six months.

•

Bookings: $45.4 million, up 55% from $29.2 million in the fiscal 2012 first six months. The book-to-bill ratio for the fiscal 2013 first six months was 1.2 versus 0.8 in the first six months of fiscal 2012.

35 Melanie Lane — Whippany — New Jersey 07981

Tel: (973) 602-1001 — Fax: (973) 739-9333 — www.breeze-eastern.com

Breeze-Eastern Corporation — November 1, 2012
Fiscal 2013 Second Quarter Earnings Release	Page 2 of 5

Brad Pedersen, Chief Executive Officer and President, said, “In the quarter, we received strong order flow, led by Sikorsky awarding us the subcontract for hoists and cargo hooks in support of their U.S. Army Multi-Year VIII contract for the Blackhawk helicopter. This contract secures our long-term position as the exclusive supplier of rescue hoists and cargo hooks for this critical helicopter. Mr. Pedersen continued, “Our revenue performance in the quarter was positively impacted by another large order that we were able to ship immediately because we had finished inventory on hand. This positively impacted revenue by $4.1 million.”

“We continue to dedicate significant engineering resources to satisfying customer commitments, and remain devoted to meeting customer needs,” Mr. Pedersen said. “For our major engineering development programs, management is focused on improving fundamentals, including ensuring engineering solutions are technically viable, program risks are fully understood, and business cases are improved. Year-to-date profitability was reduced by continued high engineering product development costs. These higher engineering costs are expected to continue.”

Mark Mishler, Chief Financial Officer, said, “Our selling, general, and administrative expenses for both the fiscal second quarter and first six months were lower than the prior year, reflecting our emphasis on controlling costs. For fiscal 2013, we expect to be profitable, but below fiscal 2012 levels. We continue to be debt-free compared with a slight net debt position a year ago.”

Mr. Pedersen concluded, “We were fortunate that hurricane Sandy did not damage our headquarters and manufacturing facility in Whippany, New Jersey. Although we closed the factory for two days, we are now open and will be able to catch up quickly on all customer shipments.”

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The Company will conduct a conference call at 10:00 AM EDT on Thursday, November 1, 2012 with the following numbers: (800) 638-5495 or (617) 614-3946 and passcode 51954914.

We are pleased to introduce a mobile phone and tablet friendly Investor Relations site. Visit

http://phx.corporate-ir.net/Mobile.view?c=114678 from your mobile device or tablet for listen-only mode for the conference call.

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Breeze-Eastern Corporation (http://www.breeze-eastern.com) is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 180 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation — November 1, 2012
Fiscal 2013 Second Quarter Earnings Release	Page 3 of 5

Non–GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, other income/expense, loss on debt extinguishment, and relocation expense). The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and valuation. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and six months ended September 30, 2012 is shown in the tables below.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decline or redirection of the United States government defense budget, the failure of Congress to approve a budget or continuing resolution, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation — November 1, 2012
Fiscal 2013 Second Quarter Earnings Release	Page 4 of 5

BREEZE-EASTERN CORPORATION

STATEMENTS OF CONSOLIDATED OPERATIONS

(In Thousands of Dollars Except Share Data)

	Three Months Ended		Six Months Ended
	9/30/12	9/30/11	9/30/12	9/30/11
Net sales	$23,421	$17,880	$37,834	$36,128
Cost of sales	13,592	9,921	22,494	20,785

Gross profit	9,829	7,959	15,340	15,343

Selling, general, and administrative expenses	3,763	3,851	7,035	7,755
Engineering expense	2,511	2,063	5,980	4,348

Operating income	3,555	2,045	2,325	3,240

Interest expense	19	102	192	236
Other expense-net	21	20	46	50

Income before income taxes	3,515	1,923	2,087	2,954

Provision for income taxes	1,476	808	876	1,241

Net income	$2,039	$1,115	$1,211	$1,713

Basic earnings per share:	$0.21	$0.12	$0.13	$0.18

Diluted earnings per share:	$0.21	$0.12	$0.13	$0.18

Weighted average basic shares	9,499,000	9,470,000	9,496,000	9,457,000
Weighted average diluted shares	9,540,000	9,628,000	9,549,000	9,596,000

BALANCE SHEET INFORMATION

(In Thousands of Dollars)

	9/30/12	3/31/12
Current assets	$46,476	$56,337
Fixed assets – net	7,069	7,620
Other assets	17,256	15,894

Total assets	$70,801	$79,851

Current portion of long-term debt and short term borrowings	$—	$2,464
Other current liabilities	14,434	14,068

Total current liabilities	14,434	16,532
Long-term debt	—	8,215
Other non-current liabilities	16,558	16,952
Stockholders’ equity	39,809	38,152

Total liabilities and stockholders’ equity	$70,801	$79,851

Breeze-Eastern Corporation — November 1, 2012
Fiscal 2013 Second Quarter Earnings Release	Page 5 of 5

Reconciliation of Reported Income to Adjusted EBITDA

(In Thousands of Dollars)

	Three Months Ended		Six Months Ended
	9/30/12	9/30/11	9/30/12	9/30/11
Net sales	$23,421	$17,880	$37,834	$36,128
Cost of sales	13,592	9,921	22,494	20,785

Gross profit	9,829	7,959	15,340	15,343

Selling, general and administrative expenses	3,763	3,851	7,035	7,755
Engineering expense	2,511	2,063	5,980	4,348

Operating income	3,555	2,045	2,325	3,240

Add back: Depreciation and amortization	382	391	746	767

Adjusted EBITDA	$3,937	$2,436	$3,071	$4,007

Net income	$2,039	$1,115	$1,211	$1,713
Provision for income taxes	1,476	808	876	1,241
Depreciation and amortization	382	391	746	767
Interest expense	19	102	192	236
Other expense-net	21	20	46	50

Adjusted EBITDA	$3,937	$2,436	$3,071	$4,007

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